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                                                                    EXHIBIT 99.1

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
   KPMG LLP

We have audited the accompanying Statement of Assets Acquired at September 30, 2003, and Statement of Revenues and Direct Expenses Associated with the Business Acquired for the year ended September 30, 2003 of the KPMG Dispute Advisory Services (the "Statements"). These Statements are the responsibility of the management of KPMG LLP. Our responsibility is to express an opinion on these Statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of FTI Consulting, Inc., the purchaser of the KPMG Dispute Advisory Services business) as described in Note 2 to the Statements, and do not purport to be a complete presentation of the assets acquired or revenues and expenses that would have resulted if the KPMG Dispute Advisory Services business had operated as an unaffiliated independent company.

In our opinion, the Statements referred to above present fairly, in all material respects, the Assets Acquired at September 30, 2003, and the Revenue and Direct Expenses Associated with the Business Acquired for the year ended September 30, 2003, as described in Note 2, of the KPMG Dispute Advisory Services in conformity with accounting principles generally accepted in the United States of America.



GRANT THORNTON LLP

Edison, New Jersey
December 23, 2003

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                         KPMG DISPUTE ADVISORY SERVICES

            Statement of Revenues and Direct Expenses Associated with
                             the Business Acquired
                      For the Year Ended September 30, 2003

                                 (In Thousands)

Revenues associated with the Business Acquired                          $73,999
                                                                     ==========

Direct Expenses:
 Billable professionals compensation and benefits:
      Partner compensation earned                                       $13,953
      Non-Partner compensation                                           12,733
      Fringe benefits and vacation provision                              2,670

 Reimbursable and subcontractor costs                                     6,946

 Other expenses:
      Administrative employees salaries and benefits                        799
      Non-reimbursable costs                                              1,697
      Bad debt expenses                                                   2,064
      Depreciation of computer equipment                                    116
                                                                     ----------
Total direct expenses associated with the Business Acquired             $40,978
                                                                     ==========

The accompanying notes are an integral part of this statement of revenues and direct expenses.

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                         KPMG DISPUTE ADVISORY SERVICES
                          Statement of Assets Acquired
                            As of September 30, 2003
                                 (In Thousands)

Computer Equipment --
  Original cost                                                  $347

  Less: Accumulated depreciation                                ($169)

                                                           ----------
  Net book value of assets acquired                              $178
                                                           ==========

The accompanying notes are an integral part of this statement of assets acquired.

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                         KPMG DISPUTE ADVISORY SERVICES
      Notes to Statements of Revenues and Direct Expenses and Assets Acquired
                      For the Year Ended September 30, 2003

     1.   NATURE OF OPERATIONS

     Under its Forensic Services practice, KPMG LLP ("KPMG") provides a variety of professional service offerings designed to assist organizations respond to concerns related to fraud and misconduct, avert or successfully resolve regulatory actions and lawsuits, manage discovery, recover lost revenue, and maintain or restore their reputation and integrity. The Forensic Services Business Unit ("Forensic") is comprised of three integrated practices namely, investigative and integrity advisory; dispute advisory; and, technology. Services are provided to Forensic clients by cross-functional teams possessing certain skills and using certain tools common throughout Forensic. During the fiscal year ended September 30, 2003, approximately 46 partners, 480 client service professionals, and 54 administrative people constituted Forensic. The dispute advisory services comprise those professional service offerings designed to assist clients in the analysis and resolution of all phases of complex claims and disputes in a variety of forums, including litigation, arbitration, mediation, and other forms of dispute resolution.

     The Dispute Advisory Services Business ("DAS") represents a definitive group of 24 partners and 140 client service professionals (supported by 13 administrative personnel) skilled in providing forensic services, including dispute advisory services. On October 22, 2003, KPMG and FTI Consulting, Inc. ("FTI") entered into an agreement for the purchase and sale of substantially all of KPMG's domestic dispute advisory services practice (the "Agreement"). The terms of the Agreement call for FTI to pay $89.1 million for the DAS business, consisting of the book-of-business of the 24 partners and 3 managing directors, and assets limited to laptop computers and peripherals used by the related partners, managing directors and other employees. Further, the Agreement provides for a preclusion of KPMG from providing DAS services except for immaterial amounts. Accounts receivable (billed and unbilled), accrued compensation costs, and other assets and liabilities are specifically retained by KPMG pursuant to the Agreement. This transaction was completed and effective October 31, 2003. The Statement of Revenues and Direct Expenses Associated with the Business Acquired reflects the revenues derived from the book-of-business of the specific 24 partners and 3 managing directors (the "Principals"), and costs and expenses directly attributable to the definitive group comprising DAS. See Note 2.

     KPMG, registered as a Limited Liability Partnership in the State of Delaware, is a type of general partnership that limits the liabilities of partners for negligence, wrongful acts, or misconduct where the partners are neither involved nor have direct supervision and control of any person who was involved in any such activity.

     2    BASIS OF PRESENTATION

     The Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of FTI Consulting, Inc., the purchaser of the KPMG Dispute Advisory Services business), and do not purport to be a complete presentation of the assets acquired or revenues and expenses that would have resulted if the KPMG Dispute Advisory Services business had operated as an unaffiliated independent company. The reported amounts may not be indicative of results for future periods.

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     Historically Prepared Financial Information for KPMG Forensic Services
     Business Unit

     KPMG management routinely prepares and reviews a statement of operating income for the entire KPMG Forensic Services. This statement of operating income includes revenues, direct costs of revenue, and certain practice related costs. Direct costs of revenue include principally the compensation of assigned professional staff. Practice related costs include the overhead costs directly attributed to KPMG Forensic Services, and consist principally of practice specific marketing costs, bad debt expense, administrative support, depreciation, and allocated interest expense. The statement of operating income of the KPMG Forensic Services excludes any allocations of firm-wide expenses, such as rent, insurance, national marketing, data processing and accounting, and the cost of national support offices.

     Applicable Financial Information for DAS

     Because DAS is not a separate reporting unit of KPMG, separate and complete historical financial statements are not available. Furthermore, separate bank accounts were not maintained for the DAS business. The statement of revenues and direct expenses of the business acquired and the statement of assets acquired were derived from the books and records of KPMG.

     Revenues represent amounts associated with the book-of-business for the year ended September 30, 2003, of the Principals. Given the level of integration and commonality among the Forensic services, the associated book-of-business of the Principals includes revenues derived from non-DAS services, and excludes fees earned by KPMG in the delivery of dispute advisory services by other Forensic partners and managing directors that are not part of the Principals joining FTI.

     Direct expenses associated with the DAS business acquired include the compensation costs of the people joining FTI, both professional and administrative, including partners and managing directors; fringe benefit costs associated with the non-partner employees (partners are personally responsible for financing their respective fringe benefits); engagement out-of-pocket expenses billed to and reimbursable from clients; expenses incurred by the DAS partner and employee group not billable to specific engagements; an estimate of client billings deemed uncollectible; and, annual depreciation expense of computer equipment acquired by FTI. These expenses do not necessarily reflect the direct cost in producing the revenues associated with the DAS business acquired.

     The statement of revenue and direct expenses associated with the business acquired does not include allocations of firm-wide expenses, goodwill amortization expense or allocations of KPMG Forensic Services costs, and interest.

     The statement of assets acquired includes only those assets specifically identified in the Agreement.

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     3   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition  --

     Revenues include all amounts billable to third party clients for professional services provided thereto, and are recognized in the period in which services are rendered. Substantially all revenues are recognized on a time and materials basis. Reimbursable expenses, including those related to travel and other out-of-pocket expenses, as well as subcontractor fees and expenses, are also included in revenues.

     Revenues are recognized using billing rates expected to be billed and collected from clients. A specific reserve requirement is performed on amounts due from clients, with adjustments to billed receivables being reflected in bad debt expense, and adjustments to unbilled amounts being reflected as a reduction of revenue. The adequacy of reserves and the timing of recording such adjustments is evaluated using several factors including the length of time the billed receivable is past due, changes in a client's creditworthiness, and recoverability of charged time to an engagement.

     Compensation and Benefits -

     Compensation and benefits costs include non-partner professional compensation (both salaries and incentive compensation) and related fringe benefits, as well as the applicable share of KPMG earnings for the fiscal year ended September 30, 2003 earned by the partners joining FTI.

     KPMG LLP is a partnership where earnings are allocable to its partners and principals. Partnership distributions are not considered "executive compensation" in the customary sense of that term because partnership distributions are comprised of distributions of current earnings. Therefore, it is not practical to differentiate the ownership components of distributions to partners from the compensation components. Accordingly, such distributions are reflected as an expense in the statement of revenues and direct expenses associated with the business acquired with no differentiation made as to the type of partner distribution.

     Employees participated in KPMG-sponsored medical, savings and retirement benefit plans through the effective date of the Agreement. The related costs are charged to the business units at a rate of $5 per-available-hour (2,088 annually), per employee. The hourly rate represents a firmwide allocation of health care, savings and retirement benefit costs to all business units, and may not necessarily reflect the actual expenses incurred and associated with a specific employee group such as DAS. A provision for earned vacation and other personal time amounting to $473,000 is included in the statement of revenues and direct expenses associated with the business acquired. The associated accrued liability was retained by KPMG and settled directly with the affected employees upon closing.

     An incentive compensation plan provides for awards to be paid to employees for exceptional performance. Such amounts included in the statement of revenues and direct expenses associated with the business acquired total approximately $560,000, representing actual amounts earned for the fiscal year ended September 30, 2003, and subsequently paid by KPMG directly to the employees upon closing.

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     Other Expenses - Other expenses include out-of-pocket costs incurred by DAS professionals that are not specific to the delivery of professional services to clients. Such costs are recognized in the period during which the related partners and employees submit their expense reports, which correlates to the time during which the expenses were incurred. Also included is compensation and benefits for non-client service and practice support personnel directly assigned to DAS (and whom are joining FTI), depreciation expense applicable to the computer equipment acquired by FTI, and receivables resulting from the book-of-business of the Principals deemed uncollectible.

     Computer Equipment - Computer equipment is reported at cost. Depreciation is provided on the straight-line method over three years.

     Provision for Taxes - No provision for income taxes is recorded as the obligation (for income taxes) accrues directly to the partners and not the business.

     Use of Estimates -- Management of the business is required to make certain estimates and assumptions during the preparation of the statement of revenues and direct expenses associated with the business acquired that affect the reported amount of revenues and direct expenses during the reporting period. Actual results could differ from those estimates.

     4   SUPPLEMENTAL CASH FLOW

     Actual receipts and disbursements approximated respective reported amounts included in the statement of revenues and direct expenses associated with the business acquired. Purchases of computer equipment totaled approximately $14,000 during the fiscal year ended September 30, 2003.

     5   CONCENTRATION

     Two clients accounted for approximately 12% and 10% of the DAS revenues for the year ended September 30, 2003.